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                                                                Exhibit 21.1
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                            LIST OF SUBSIDIARIES
                           (as of March 29, 2001)
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Corporation                                                 State
-----------                                                 -----
AmeriPrime Financial Securities, Inc.                       Texas
Archer Trading, Inc.                                        Delaware
Commonwealth Premium Finance Corporation                    Kentucky
EMCO Estate Management Company, Inc.                        Delaware
Equity Insurance Administrators, Inc.                       Kentucky
Equity Insurance Managers, Inc.                             Kentucky
Equity Insurance Managers of Illinois, L.L.C.
     (d/b/a Irland & Rogers)                                Illinois
Fiduciary Counsel, Inc.                                     Delaware
Fully Armed Productions, Inc.                               Kentucky
Health Financial, Inc.                                      Kentucky
21st Century Claims Service, Inc.                           Kentucky
Unified Banking Company                                     Federal
Unified Employee Services, Inc.                             Delaware
Unified Financial Securities, Inc.                          Indiana
Unified Fund Services, Inc.                                 Texas
Unified Internet Services, Inc.                             Indiana
Unified Investment Advisers, Inc.                           Delaware
Unified Investment Services, Inc.                           Kentucky
Unified Trust Company, National Association                 Federal
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